EXHIBIT 32.1

      CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER AND TREASURER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and the Principal Financial Officer of Kushi Natural Foods Corp. (the "Company") each hereby certifies that to his knowledge on the date hereof:

(1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended March 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 6, 2005               /s/ DR. EUGENE STRICKER
                                 -----------------------------------------------
                                 Dr. Eugene Stricker,
                                 President and Chief Financial Executive Officer


Dated: May 6, 2005               /s/ DANIEL A. FRANCE
                                 -----------------------------------------------
                                 Daniel A. France,
                                 Treasurer and Principal Accounting Officer

                                       12